SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 2, 2007
Date of Report (Date of Earliest Event Reported)
The Cronos Group
(Exact name of registrant as specified in its charter)
Luxembourg
(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)
5, rue Guillaume Kroll, L-1882 Luxembourg
(Address of principal executive offices) (Zip Code)
(352) 26.48.36.88
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     CF Leasing. CF Leasing Ltd. (“CF Leasing”) is a Bermuda exempted company in which the registrant, The Cronos Group (the “Company”) (Nasdaq symbol: CRNS), through a subsidiary, owns a 50% membership interest. CF Leasing is referred to by the Company in its periodic reports as the “Joint Venture Program.” The other members of CF Leasing are affiliates of Fortis Bank (Nederland) N.V. (“Fortis Bank”). CF Leasing was established in 2002 to acquire and lease marine cargo containers to third parties. A group of lenders, represented by and including Fortis Bank, provide up to 80% of the cost of acquiring containers and the members of CF Leasing provide the equity to fund the balance of the capital requirements of CF Leasing. The members of CF Leasing are FB Transportation Capital LLC, a Delaware limited liability company (“FBT”), FB Aviation & Intermodal Finance Holding B.V., a limited liability company organized under the laws of The Netherlands (“FBH”), and Cronos Equipment (Bermuda) Limited, a Bermuda limited liability company (“CEB”) and a wholly-owned subsidiary of the Company. CF Leasing is managed by Cronos Containers (Cayman) Ltd., a Cayman Islands company and a wholly-owned subsidiary of the Company.
On January 2, 2007, CF Leasing, CEB, FBT and FBH, joined by the Company, entered into Amendment Number 7 (“Amendment No. 7”) to the Members Agreement, dated as of September 18, 2002, as amended (the “Members Agreement”). Amendment No. 7 increases the capital contribution commitment of each member of CF Leasing from $30,000,000 to $35,000,0000. FBT and FBH are together treated as a single member for purposes of determining the respective commitments of the members.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit 10.1	Amendment Number 7, dated as of January 2, 2007, to Members Agreement, dated as of September 18, 2002, as amended, by and among CF Leasing Ltd., FB Transportation Capital LLC, FB Aviation & Intermodal Finance Holding B.V. and Cronos Equipment (Bermuda) Limited, and joined by The Cronos Group.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP
By	/s/ Elinor Wexler
Elinor Wexler
Assistant Secretary

Date: January 3, 2007

EXHIBIT INDEX

Exhibit 10.1	Amendment Number 7, dated as of January 2, 2007, to Members Agreement, dated as of September 18, 2002, as amended, by and among CF Leasing Ltd., FB Transportation Capital LLC, FB Aviation & Intermodal Finance Holding B.V. and Cronos Equipment (Bermuda) Limited, and joined by The Cronos Group.